TENDER/REPURCHASE REQUEST FORM

KEYSTONE PRIVATE INCOME FUND

EXHIBIT C

TENDER/REPURCHASE REQUEST FORM

Regarding Shares in

KEYSTONE PRIVATE INCOME FUND

Tendered Pursuant to the Offer to Purchase
Dated October 30, 2020

THIS TENDER/REPURCHASE REQUEST FORM MUST BE
RECEIVED BY KEYSTONE NATIONAL GROUP, LLC

BY DECEMBER 1, 2020.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON DECEMBER 1, 2020,

UNLESS THE OFFER IS EXTENDED.

Complete This Tender/Repurchase Request Form And Return To:

Keystone Private Income Fund

c/o Keystone National Group, LLC

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

info@keystonenational.net

Tender/Repurchase Request Form Page 1 of 4

KEYSTONE PRIVATE INCOME FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Keystone Private Income Fund, as a non-diversified, closed-end management investment company organized and as a Delaware Statutory Trust (the “Fund”), some or all of the Shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 30, 2020 (the “Offer”), receipt of which is hereby acknowledged, and in this Tender/Repurchase Request Form. THE OFFER AND THIS TENDER/REPURCHASE REQUEST FORM ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Tender/Repurchase Request Form. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

Payment of the purchase price for the Shares in the Fund, or portion thereof, of the undersigned, as described in Section 7 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless the undersigned advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment (initial payment in the case of Shareholders tendering all of their Shares) will be based on the unaudited net asset value as of December 31, 2020 of the Shares or portion thereof tendered. When Shares are repurchased by the Fund, Shareholders will receive cash distributions equal to the value of the Shares repurchased, less any Early Repurchase Fee relating to such Shares.

The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of December 31, 2020, subject to an extension of the Offer as described in Section 8 of the Offer, less any Early Repurchase Fee relating to such Shares. The Fund will pay the balance, if any, of the purchase price owed to Shareholders based on the audited financial statements of the Fund for the fiscal year in which such repurchase was effective. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Tender/Repurchase Request Form will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE EMAIL OR MAIL TO:

KEYSTONE PRIVATE INCOME FUND, c/o KEYSTONE NATIONAL GROUP, LLC, 60 E. SOUTH TEMPLE, SUITE 2100, SALT LAKE CITY, UTAH 84111, INFO@KEYSTONENATIONAL.NET.

Tender/Repurchase Request Form Page 2 of 4

Tender/Repurchase Request Form

Valuation Date: December 31, 2020

Tender Expiration Date: 11:59 p.m. ET, December 1, 2020

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE EMAIL OR MAIL TO:

KEYSTONE PRIVATE INCOME FUND

c/o Keystone National Group, LLC

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

info@keystonenational.net

PART 1 – SHAREHOLDER NAME

Shareholder Name:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[ ]	Entire amount of Shares

[ ]	Portion of Shares $______________ or ______________ Number of Shares

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

For all Other Accounts, Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Letter of Transmittal Page 3 of 4